Home Equity Loan-Backed Term Notes, GMACM Series 2000-HLTV2
                             Payment Date 12/18/2000


Servicing Certificate

Beginning Principal Balance Group A-I                             226,911,254.20
Beginning Principal Balance Group A-II                             45,291,289.35
                                                      --------------------------
                               Total Beginning Balance            272,202,543.55

Ending Principal Balance Group A-I                                225,929,672.67
Ending Principal Balance Group A-II                                45,246,508.98
                                                       -------------------------
                                  Total Ending Balance            271,176,181.65

Principal Collections Group A-I                                       981,581.53
Principal Collections Group A-II                                      144,780.37
                                                       -------------------------
                                                                    1,126,361.90

Interest Collections Group A-I                                      2,612,612.95
Interest Collections Group A-II                                       512,265.88
                                                       -------------------------
                                                                    3,124,878.83

Active Loan Count Group A-I                                                5,589
Active Loan Count Group A-II                                                 592

Repurchased Loan Count Group A-I                                               0
Repurchased Loan Count Group A-II                                              0

Repurchased Loan Amount Group A-I                                           0.00
Repurchased Loan Amount Group A-II                                          0.00

Substitution Adjustment Amount Group A-I                                    0.00
Substitution Adjustment Amount Group A-II                                   0.00

Principal Balance of Current Month Prefunding Group                         0.00
A-I
Principal Balance of Current Month Prefunding Group                   100,000.00
A-II

Policy Draw Amount                                                          0.00

Total Limited Reimbursement Amount                                     59,046.74

Current month distribution to Credit Enhancer                          78,523.56

Net Loan Rate                                                             14.48%

Note Rate - Class A-I-1 Notes                                            6.7588%
Note Rate - Class A-I-2 Notes                                            7.9500%
Note Rate - Class A-II-1 Notes                                           6.7688%
Note Rate - Class A-II-2 Notes                                           7.9900%

                              Beginning Note Balance     Ending Note Balance      Percentage         Principal         Interest
                                                                                    Interest        Distribution
           Class A-I-1 Notes             50,463,553.26           48,234,807.24      17.916%            2,228,746.02      265,277.09
           Class A-I-2 Notes            172,718,000.00          172,718,000.00      64.154%                       -    1,144,256.75
          Class A-II-1 Notes             10,443,095.15           10,049,218.21       3.733%              393,876.94       54,978.54
          Class A-II-2 Notes            35,599,000.00            35,599,000.00      13.223%                       -      237,030.01
                  Total Notes
                                        269,223,648.41          266,601,025.45                         2,622,622.96    1,701,542.39

Certificates                                                                0.00

Prefunding Account                                           Total Amount
                                                       --------------------------
Beginning Balance                                                     118,287.77
Interest Earned on Prefunding Account                                     556.32
Prior month Interest earned transferred to                              2,449.87
overcollateralization
Collection Period Subsequent Transfer                                 100,000.00
Prefunding Account balance distributed to Noteholders                  15,837.90
                                                       -------------------------
               Total Ending Prefunding Account Balance                    556.32


Capitalized Interest Account Balance
Beginning Balance                                                     539,554.01
Withdraw relating to prior month Collection Period                    138,248.34
Interest Earned                                                         2,457.74
Interest Earned sent to Note Payment account                            3,559.87
Total Ending Capitalized Interest Account Balance to                  259,971.77
Seller
                                                       -------------------------
     Total Ending Capitalized Interest Account Balance                140,231.77
                                                       =========================





Beginning Overcollateralization Amount                              3,094,733.04
Overcollateralization Amount Increase (Decrease)                    1,480,423.16
                                                       -------------------------
Ending Overcollateralization Amount                                 4,575,156.20
Outstanding Overcollaterization Amount
                                                                    3,674,843.80
                                                       -------------------------
Required Overcollateralization Amount
                                                                    8,250,000.00


                                                                    Number                                  Percent
All Classes                                         Balance        of Loans                               of Balance
-----------                                         -------        --------                               ----------
Delinquent Loans (30 Days)                       361,407.40            8                                     0.13%
Delinquent Loans (60 Days)                       460,391.89            7                                     0.17%
Delinquent Loans (90+ Days) (*)                  907,619.73           11                                     0.33%
Foreclosed Loans                                       0.00            0                                     0.00%
REO                                                    0.00            0                                     0.00%

(*) 90+ Figures Include Foreclosures and REO

                                                                    Number                                  Percent
Class A-I                                           Balance        of Loans                               of Balance
---------                                           -------        --------                               ----------
Delinquent Loans (30 Days)                       253,534.67            7                                     0.11%
Delinquent Loans (60 Days)                       380,408.83            6                                     0.17%
Delinquent Loans (90+ Days)                      757,802.80           10                                     0.34%
Foreclosed Loans                                       0.00            0                                     0.00%
REO                                                    0.00            0                                     0.00%

                                                                    Number                                  Percent
Class A-II                                          Balance        of Loans                               of Balance
----------                                          -------        --------                               ----------
Delinquent Loans (30 Days)                       107,872.73            1                                     0.24%
Delinquent Loans (60 Days)                        79,983.06            1                                     0.18%
Delinquent Loans (90+ Days)                      149,816.93            1                                     0.33%
Foreclosed Loans                                       0.00            0                                     0.00%
REO                                                    0.00            0                                     0.00%

                                                                                                           Percent
                                                        Liquidation To-Date                              of Balance
                                                       --------------------------
Beginning Loss Amount                                                       0.00
Current Month Loss Amount                                                   0.00                            0.00%
Ending Loss Amount                                                          0.00
